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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                 1.  G. S. Capital Corp.
                 2.  Carly Holdings, Inc.
                 3.  Meryka, Inc.
                 4.  Mersa Corp.
                 5.  General Armored Corporation
                 6.  Rapidpay Corporation
                 7.  General Check Cashing Corporation
                 8.  CCC Acquisition LLC
                 9.  GCC of Williamsburg, Inc.